Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-135506) pertaining to the Novacea, Inc. 2006 Incentive Award Plan and the Amended 2001 Stock Option Plan of Novacea, Inc., the Registration Statement on Form S-8 (No. 333-150869) pertaining to the Novacea, Inc. 2006 Incentive Award Plan, the Registration Statement on Form S-8 (No. 333-157929) pertaining to the Transcept Pharmaceuticals, Inc. Amended and Restated 2002 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-157927) pertaining to the Transcept Pharmaceuticals, Inc. 2006 Incentive Award Plan, the Registration Statement on Form S-3 (No. 333-145840), and the Registration Statement on Form S-4 (No. 333-153844) of our report dated March 26, 2009 with respect to the financial statements of Novacea, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Palo Alto, California

March 26, 2009